                         TECHNICAL ASSISTANCE AGREEMENT

            TECHNICAL ASSISTANCE AGREEMENT by and between NKK NUK CORPORATION, a Japanese corporation, having its main office at 1-1-2, Marunouchi, Chiyoda-ku, Tokyo, Japan (hereinafter called "NKK), and NATIONAL STEEL CORPORATION, a Delaware corporation having its principal office at 20 Stanwix Street, Pittsburgh, Pennsylvania 15222, U.S.A. (hereinafter called "NSC"), WITNESSETH:

            WHEREAS, NKK has a long experience in operating an integrated steelworks and has a vast store of accumulated technology and know-how in the field; and

            WHEREAS, NSC is currently receiving from NKK certain technical assistance and consulting services regarding the operation of steelworks pursuant to certain separate agreements and other arrangements arising from or related to the Technical Assistance Agreement dated August 22, 1984, between NKK and NSC (the "1984 Agreement"); and

            WHEREAS, NII Capital Corporation and NKK U.S.A. Corporation, as the sole stockholders of NSC, acknowledge and agree that the technical assistance and consulting services, to be provided under the terms and conditions of this Agreement (which terms and conditions are substantially similar to those provided under the 1984 Agreement, which were negotiated on an arms-length basis), will be beneficial and fair to NSC and have, therefore, unanimously approved this Agreement; and

            WHEREAS, the parties contemplate that, if and when both parties agree, such assistance and services shall be provided by NKK under the general terms and conditions of this Agreement pursuant to Separate Agreements (as defined in Section 1.1 below).

            NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS
           -----------

            For the purposes of this Agreement, the following terms shall have the following meaning:

            1.1 "Technical Assistance" means consultation, advice, guidance,
                 --------------------
recommendation and training given to NSC personnel by NKK personnel (as defined in Section 2.3 below) in the Plant and/or the Works for the purpose of improving operation and maintenance as well as equipment and facilities of NSC as set forth in the Scope of Work attached to agreements to be agreed to separately as the case may be (the "Separate Agreements").

            1.2 "Technical Information" means any and all information regarding
                 ---------------------
inventions, developments, processes, equipment, technology, trade secrets and know-how, whether written or oral, patentable or not patentable, developed or owned by NKK, or which NKK otherwise has the right to disclose and use, necessary to provide Technical Assistance including background information and data therefor.

            1.3 "Confidential Information" means such Technical Information
                 ------------------------
submitted by NKK to NSC in writing and stamped "Confidential" and any oral conversations relating to such written Technical Information stamped "Confidential".

            1.4 "Proprietary Technology" means all inventions, developments and
                 ----------------------
trade secrets (including, without limitation, all method, process and apparatus inventions and developments, whether or not patented or patentable) and other technology and ancillary know-how which NKK owns, controls or otherwise has the right to disclose and license.

            1.5 "Plant(s)" means Great Lakes Division (GLS), Granite City
                 --------
Division (GCS) and Midwest Division (MWS) of NSC, collectively or individually, as the case may be.

            1.6 "Works" means Fukuyama Works and/or Keihin Works of NKK.
                 -----

ARTICLE 2. SCOPE & MANNER OF WORK
           ----------------------

            2.1 Scope and manner of work to be performed by NKK under this Agreement is to be specifically provided for in written Separate Agreements to be agreed upon by the parties in each case.

            2.2 Each Separate Agreement shall include a section or exhibit which will describe expected achievements after proper implementation of the recommendations and other matters provided by the Technical Assistance.

            2.3 NKK shall provide Technical Assistance by dispatching its personnel to the Plant, to NSC's headquarters, or by accepting NSC personnel at the Works in the numbers to be agreed to separately as the case may be.

            2.4 NSC shall implement the purpose of the Technical Assistance by providing competent personnel to receive the Technical Assistance provided by NKK. NSC shall have the sole responsibility for making timely decisions and implementing the results of the Technical Assistance in its steel making operations.

ARTICLE 3. CONDITIONS OF DISPATCH AND ACCEPTANCE
           -------------------------------------

            Conditions for the dispatch of NKK personnel to NSC and acceptance of NSC personnel by NKK are specifically provided for in Appendix I attached hereto.

ARTICLE 4. COMPENSATION AND PAYMENT TERMS
           ------------------------------

            4.1 In consideration of NKK's performance under this Agreement, NSC shall pay to NKK the compensation and expenses consisting of Absence Fee, Acceptance Fee, Transportation Expenses, Living Expenses and Other Expenses and Fees of which amount are provided in Appendix II attached hereto.

            4.2 Payments of the compensation and expenses stipulated in 4.1 above shall be made in accordance with the following: Absence Fee, Acceptance Fee, Transportation Expenses, Living Expenses and Other Expenses and Fees: within forty-five (45) days from the date of rele-vant invoice which shall be submitted by NKK after completion of the Technical Assistance and furnishing of final reports to NSC by NKK.

            4.3 All payment to be made hereunder by NSC to NKK shall be in United States Dollars by telegraphic transfer, and remitted into NKK's account at the bank in Japan designated by NKK.

            4.4 NSC shall deduct from the amount of payment to NKK, including the Absence Fee, Acceptance Fee and Other Expenses and Fees, any withholding tax required after application of the Convention between Japan and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes and Income, and NSC shall send to NKK, within thirty (30) days of each payment, a tax certificate showing the payment of such tax, as NKK may reasonably request to obtain a credit for such tax.

            4.5 Due to anticipated changes in various expenses, the compensation and expense charges as stipulated in Paragraph 4.1 and Appendix II shall be amended by written agreement between NKK and NSC no later than December of each year (the first year such an amendment will be entered into will be 1990), to provide for an increase or decrease of such compensation and expense charges from the aggregate amount so charged by NKK to NSC immediately preceding the date of such amendment.

ARTICLE 5. LICENSE OF TECHNOLOGY
           ---------------------

            During the course of providing the Technical Assistance, if it is determined by the parties to be necessary or useful for the operation of the Plants, NKK will grant to NSC licenses with respect to any Proprietary Technology in separate license agreements. Each such license shall be for such term, shall contain such provisions, and shall provide for payment of such royalty by NSC as agreed separately by both parties, but in no event shall the royalties and provisions be less favorable to NSC than those provided in licenses granted to any other party with respect to such Proprietary Technology, unless such other license was granted (i) in connection with a sale, lease or transfer of substantial equipment as a combined transaction or (ii) at a different time and under substantially different circumstances than to such other party.

ARTICLE 6. TRAINING OF NSC EMPLOYEES
           -------------------------

            If, in the course of providing Technical Assistance, the parties agree that it is necessary to train NSC operators or other employees in the Works or in other facilities in Japan, NKK shall furnish training for fees and expenses to be agreed upon in a Separate Agreement.

ARTICLE 7. RESPONSIBILITIES
           ----------------

            7.1 NKK shall use its best efforts to advise NSC of and to provide all Technical Assistance and Technical Information which is available to NKK and which is requested by NSC in a form which will be accurate and complete, utilizing, to NKK's knowledge, the best and most up-to-date information and experience available to NKK, which is appropriate under the circumstances, at the time of disclosure.

            7.2 NSC shall be responsible for making the final decision as to whether or not to adopt the contents of the Technical Assistance and Technical Information and NKK shall not be held responsible for any loss or damage that NSC may incur in connection with the Technical Assistance and Technical Information.

            7.3 During the course of providing Technical

Assistance, NKK shall use its best efforts to disclose and offer to license to NSC Proprietary Technology which may be useful in the operation of NSC's business, including Proprietary Technology which NKK acquires from time to time in the normal course of its business.

ARTICLE 8. SECRECY
           -------

            8.1 NSC shall be free to use Technical Information supplied to it by NKK pursuant to this Agreement subject to Paragraphs 8.2 and 8.3 hereof.

            8.2 NSC and all NSC employees and agents shall not use Technical Information supplied by NKK under this Agreement for purposes other than for operation of the Plants of NSC and for related purposes such as engineering and construction at the Plants.

            8.3 NSC and all NSC employees and agents shall keep all Technical Information confidential and shall not disclose or transfer the Technical Information supplied by NKK to any third party except as may be necessary for this Agreement to be carried out and with the prior written consent of NKK.

            8.4 NSCs obligation specified in Paragraphs 8.2 and 8.3 herein shall run for a period of five (5) years from the effective date of each Separate Agreement with respect to Technical Information disclosed by NKK to NSC in each such Separate Agreement, unless otherwise agreed in such Separate Agreement. The restrictions contained in Paragraphs 8.2 and 8.3 herein shall not extend to any such information (1) which is already in the possession of NSC at the date of its disclosure by NKK to NSC; (2) which at the time of disclosure is, or after disclosure becomes, generally known to the public or in the industry through no fault of NSC; (3) which may thereafter become available to NSC from a third party who has no existing obligation of secrecy with NKK; or (4) which is not Confidential Information.

ARTICLE 9. GENERAL CONDITIONS
           ------------------

            9.1 All communications and transfer of information under this Agreement shall be accomplished in the English language.

            9.2 Upon request of NKK, NSC shall furnish NKK with technical data, drawings or any other information as deemed necessary in order for this Agreement to be effec-tively carried out. NSC shall also, from time to time, furnish to NKK any additional data or other information reasonably requested by NKK in connection with the Technical Assistance, Technical Information, Proprietary Technology, or any other matter which is the subject of this Agreement. With respect to such information furnished by NSC, NKK shall be subject to the same secrecy and other obligations that NSC has assumed under this Agreement relative to Technical Information received from NKK.

            9.3 Nothing in this Agreement shall be construed to prevent or inhibit the acquisition of technical assistance or technology by NSC from any third party.

ARTICLE 10. FORCE MAJEURE
            -------------

            Neither parties hereto shall be liable for delay or failure in performing any of its duties or obligations under this Agreement caused in whole or in part by force majeure conditions, such as acts of God, wars, riots, fires, explosions, compliance with governmental rules, regulations or other governmental requirements; any other like cause or any other unlike causes beyond the reasonable control of the party whose performance is affected thereby.

ARTICLE 11. EFFECTIVE DATE AND TERMINATION OF AGREEMENT
            -------------------------------------------

            11.1 The effectiveness of this Agreement shall commence on June 26, 1990 and shall expire at the close of business on December 31, 1993 (the "Termination Date") and thereafter shall be automatically renewed for successive terms of one (1) year, unless either party shall give notice to the other party within thirty (30) days prior to (i) the Termination Date, in the case of the initial term, or (ii) the last day of any renewal period, as the case may be, of the intent not to renew.

            11.2 Notwithstanding the provisions of Paragraph 11.1 herein, in the event of failure or neglect of either party hereto to fulfill any of the covenants or provisions hereof to be performed by it in any material respect, and if such default is not cured within sixty (60) days after the giving of such notice, then the party giving such notice shall have the right to terminate this Agreement at any time thereafter, provided that the default is still in existence, by giving written notice of such termination to the defaulting party. Such termina-tion shall not prejudice nor eliminate rights or remedies of any of the parties having accrued before the date of effective termination nor shall it relieve either of the parties from its liability under the provisions of this Agreement.

ARTICLE 12. ASSIGNMENT
            ----------

            The rights and obligations of either party hereto shall not be assignable without the written consent of the other party; provided, however, that NKK shall have the right to assign this Agreement to any wholly-owned subsidiary of NKK, however, in such event NKK shall remain liable to NSC hereunder for any breach of the Agreement and shall cause such assignee to perform this Agreement as fully and effectively as if it were performed by NKK and NKK shall guarantee such performance.

ARTICLE 13. GOVERNING LAW

            This Agreement and all performance hereunder shall be construed by and in accordance with the laws of the State of Delaware.

ARTICLE 14. RESOLUTION OF DISPUTES
            ----------------------

            14.1 The parties agree to work in good faith to resolve all questions, disputes or differences which may arise out of or in connection with this Agreement.

            14.2 If both parties are unable to resolve such questions, disputes or differences, they shall be finally settled by arbitration in accordance with the rules of conciliation and arbitration set out by the American Arbitration Association, without recourse to judicial decision, and both parties shall be bound by the decision so reached.

ARTICLE 15. NOTICE
            ------

            All notices, requests and other communications which shall or may be given hereunder shall be made by registered airmail or telecopy and shall be addressed as follows:

                         NKK        NKK Corporation
                                    1-1-2 Marunouchi
                                    Chiyoda-ku, Tokyo 100
                                    Japan
                                    Attention: General Manager
                                    International Business Center
                                    Steel Division
                                    Fax: 011-81-3-214-8413

                         NSC        National Steel Corporation
                                    20 Stanwix Street
                                    Pittsburgh, Pennsylvania 15222
                                    U.S.A.
                                    Attention: Vice president,
                                    General Counsel and Secretary;
                                    and Vice president - Technology
                                    Fax: (412) 394-4689 and
                                    (412) 394-6821

or to such other address as either- party may from time to time designate. Such notice shall take effect upon receipt thereof provided that such notice shall be deemed to have been received upon expiration of ten (10) days from the date of sending in the case of mail, and twenty-four (24) hours from the hour of sending in the case of telecopy or telegram.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives this 25th day of June, 1990.

NATIONAL STEEL CORPORATION                      NKK CORPORATION


By /s/ Larry L. Symons                          By /s/ Sachio Hatori
   -------------------------------                 --------------------------
   Larry L. Symons                                 Sachio Hatori
   Vice President - Finance                        Executive Vice President
    and Treasurer

                                                               Appendix I to the
                                                 Technology Assistance Agreement
                                                 -------------------------------

                 CONDITIONS FOR DISPATCH OF NKK PERSONNEL TO NSC
                     AND ACCEPTANCE OF NSC PERSONNEL TO NKK
                     --------------------------------------

            (The "receiving party, as used herein, shall be, in each case, the party whose plants or works are visited by the personnel of the other party.)

1.    Transportation

      a. Transportation between the work place and the accommodation shall be provided by the receiving party at its own cost for the entire period of stay of the visitors.

2.    Accommodations

      a. Appropriate living quarters shall be arranged by the receiving party for visiting personnel, if so requested.

      b. Receiving party shall provide visiting personnel with office equipment and supplies and means of communication (telephone, telex, telegraph, etc.) necessary for the performance of duties hereunder.

      c.    Receiving party shall provide visiting personnel

      .     with privileges to use welfare facilities such as cafeteria.

3.    Working Conditions

      a. Visiting personnel shall observe the general rules and conditions of the respective companies and, in principle, the visitors shall not be required to be on duty more than five (5) days a week, more than eight (8) hours a day including lunch recess of three-quarters of an hour, Saturdays, Sundays and holidays observed by the receiving company.

4.    Protection and Liability

      a. NKK and NSC visitors shall be subject to and obey all governmental security and other laws and regulations, if any, of the place in which facilities of NKK and NSC are located and all regulations pertaining to safety, taking of pictures and such other special regulations as may be deemed necessary by the party operating the facilities visited by personnel of the other party in order to avoid interference with the normal operation and administration of such facilities.

      b.    Neither party shall be under any responsibility

      . or liability for the death of or injury or accident which may occur to any of the personnel of the other party or their property during any such visit or otherwise; and each party shall, and hereby does, undertake to indemnify the other and save it harmless from and against any and all loss, cost, damages, liability, claims or demands on account of personal injuries (including death) to such personnel arising out of or in any manner connected with such visits.

      c. In the event personnel of NKK or NSC suffers from accident, injury or illness while outside the country where they are employed for purposes of performing services under this Agreement, NKK and NSC shall immediately take every appropriate measure to assist such injured personnel, provided, that expenses incurred in such cases
                               --------  ----
            shall be refunded by the employer of such personnel upon receipt of invoices from the party which provided such injured personnel with assistance.

                                                              Appendix II to the
                                                  Technical Assistance Agreement
                                                  ------------------------------

                         COMPENSATION AND PAYMENT TERMS
                         ------------------------------

            In consideration of NKK's performance under this Agreement involving the transfer of valuable Technical Information by NKK and the receipt of benefit by NSC, unless otherwise agreed in the Separate Agreement, NSC shall pay to NKK the compensation and expenses consisting of the following:

            1. Absence Fee: Six Hundred Dollars (U.S. $600.00) per person per day actually worked by NKK Personnel in the U.S.A. Plants, NSC headquarters or other facilities; provided, however, that in the case of supervisors, the amount of absence fees shall be Four Hundred Dollars (U.S. $400.00) per person per day actually worked in the U.S.A. Plants, NSC headquarters or other facilities.

            2. Acceptance Fee: Four Hundred Dollars (U.S. $400.00) per person per day for each day actually spent by NSC personnel in the Works, NKK headquarters or other facilities.

            3. Transportation Expenses: Actual cost in-curred by NXK for the international air fares, other international transportation costs, and any domestic U.S. transportation costs, including, but not limited to, all U.S. domestic air, train, bus, automobile, and taxi costs, for the visit by NKK personnel to the U.S.A.

            4. Living Expenses of NKK Personnel: One Hundred Thirty-Five Dollars (U.S. $135.00) per person per day for the Period of Stay by NKK personnel in the U.S.A. required to enable such personnel to provide Technical Assistance plus four (4) days required for travel.

            5. Other Expenses and Fees: To be agreed to separately in each Separate Agreement, as the case may be. Typical fees will be for providing information for, or preparation of, drawings, performance of tests and other work in Japan. Such work may be performed in connection with a Technical Assistance project or separately as the parties may agree on a case-by-case basis for fees based on actual costs as reasonably determined by NKK.

            6. Notwithstanding any other provision of this Appendix B, the amount to be charged by NKK to NSC from time to time for fees and expenses shall be no more than the amounts then being charged by NKK to third parties for similar services.